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                                                                     Exhibit 1.1



                    Alaska Communications Systems Group, Inc.

                                  Common Stock
                    _________________________________________

                             UNDERWRITING AGREEMENT
                    _________________________________________

                                                              November [ ], 1999

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
CIBC World Markets Corp.
Deutsche Bank Securities Inc. and
Hambrecht & Quist LLC
   As representatives of the several Underwriters
       named in Schedule I hereto
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Alaska Communications Systems Group, Inc., a Delaware corporation formerly known as ALEC Holdings, Inc. (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [10,000,000] shares (the "Firm Shares") and, at the election of the Underwriters, up to [1,500,000] additional shares (the "Optional Shares") of common stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-88753) (as amended by any pre-effective amendment, the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto heretofore delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to


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                                                                               2


         Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements of Alaska Communications Systems Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("ACS"), included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which could reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect), otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, except as otherwise set forth or contemplated in the Prospectus, (i) there has been

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         no adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or management of the Company and its subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect, (ii) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business and (iii) there has not been any change in the capital stock (as such term is defined under U.S. generally accepted accounting principles ("GAAP)) or long-term debt (as such term is defined under GAAP) of the Company or any of its subsidiaries, other than an increase in the capital stock of the Company of $240,000 at November 15, 1999 as compared to September 30, 1999, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

                  (e) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects and imperfections of title except such as (i) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected to have a Material Adverse Effect, (iii) arise under the Credit Agreement dated as of May 14, 1999, among the Company, ACS, the lenders named therein, The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, Credit Suisse First Boston Corporation, as Documentation Agent, and Canadian Imperial Bank of Commerce, as Syndication Agent (as amended in accordance with the terms thereof, the "Credit Agreement") or (iv) are otherwise described in the Prospectus;

                  (f) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or hold their respective properties and conduct their respective businesses as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to have such power or authority or to so qualify could not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect;

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (with the exception of Alaskan Choice Television, LLC ("ACTV"), in respect of which the Company owns 66 2/3% of the issued shares of capital stock), free and clear of all liens, charges, encumbrances, security interests, restrictions upon voting or transfer (except for regulatory restrictions created under the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended (the "Communications Act"), and the rules and regulations of the Federal Communications Commission (the "FCC") and the Regulatory Commission of Alaska) or any other claims of any third party, except as created


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         pursuant to the Credit Agreement; the Company has no subsidiaries other than those entities listed on Exhibit 21.1 to the Registration
         Statement;

                  (h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

                  (i) The Company has full right, power and authority (corporate and other) to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly taken;

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company;

                  (k) The issue and sale of the Shares by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or
         (iii) result in any violation of any of the provisions of any statute, judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the cases of clauses (i) and (iii) above, any conflict, breach, violation, default or creation or imposition that could not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration, filing or qualification of or with any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of this Agreement and the compliance by the Company with the terms hereof, the issue and sale of the Shares or the consummation by the Company of the transactions contemplated in this Agreement except (i) the registration under the Act of the Shares and the registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the Stock and (ii) such consents, approvals, authorizations, registrations, filings or qualifications (A) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (B) which shall have been made prior to the Time of Delivery (as defined in Section 4 hereof) with respect to the Shares to be issued and sold by the Company to the Underwriters hereunder or (C) the failure of which to obtain would not materially restrain, prevent or impose material burdensome conditions on the issuance of the Shares to be issued and sold by the Company to the Underwriters hereunder;

                  (l) Neither the Company nor any of its subsidiaries is (i) in violation of its charter


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                                                                               5


         or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, other than any such default as would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect or
         (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets are subject, other than any such violation as would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect;

                  (m) There are no judgements, orders or decrees under the laws of the State of New York, the General Corporation Law of the State of Delaware or the laws of the United States of America of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; PROVIDED that this representation is not made with respect to the laws of the State of Alaska or matters within the jurisdiction of the FCC or the Regulatory Commission of Alaska (formerly Alaska Public Utilities Commission) (or any other laws applicable to corporations conducting telecommunications or utility businesses, in their capacity as such, similar to those conducted by the Company or any other matters within the jurisdiction of any governmental authority charged with regulating such corporations);

                  (n) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in all material respects, accurate, complete and fair;

                  (o) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (i) singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) would be reasonably likely to affect the validity of this Agreement or any action taken or to be taken pursuant hereto; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (p) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares, the Company will not be (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                  (q) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (r) Deloitte & Touche LLP, who have certified certain financial statements of (i) the Company, (ii) ACS, (iii) the CenturyTel Alaska Properties and (iv) Telephone Fund of


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         Fairbanks Municipal Utilities Services, and KPMG LLP, who have certified certain financial statements of (i) the CenturyTel Alaska Properties and (ii) the Municipality of Anchorage Telephone Utility Fund, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; the historical financial statements (including the related notes) contained in the Prospectus comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Act; such financial statements fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with GAAP consistently applied throughout such periods; and the financial information contained in the Prospectus under the headings "Summary--Summary Unaudited Pro Forma Combined Financial and Operating Data", "Summary--Summary Historical Combined Financial Data--Century's Alaska Properties", "Summary--Summary Historical Financial Data--ATU", "Selected Historical Consolidated Financial Data--ALEC Holdings", "Selected Historical Combined Financial Data--Century's Alaska Properties", "Selected Historical Financial Data--ATU", "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of (i) the Company and its subsidiaries,
         (ii) Telephone Utilities of Alaska, Inc., Telephone Utilities of the Northland, Inc., PTI Communications of Alaska, Inc., Pacific Telecom of Alaska PCS, Inc. and Pacific Telecom Cellular of Alaska, Inc. (collectively, "Century's Alaska Properties") and (iii) ATU Communications, Inc., MACtel, Inc., MACtel Fairbanks, Inc., ATU Long Distance, Inc., Peninsula Cellular Services, Inc. and Prudhoe Communications, Inc. (collectively, "ATU"), as the case may be, and fairly present, in all material respects, the information purported to be shown thereby; the PRO FORMA financial statements contained in the Prospectus have been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the PRO FORMA adjustments specified therein), include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and the Exchange Act to reflect the historical and proposed transactions described in the Prospectus under the heading "Unaudited Pro Forma Combined Financial Statements", give effect to assumptions made on a reasonable basis and fairly present, in all material respects, the historical and proposed transactions described in the Prospectus under the heading "Unaudited Pro Forma Combined Financial Statements"; PROVIDED that no representation is made with respect to the compliance of the calculation of "Adjusted EBITDA" with the requirements of Rule 11-02 of Regulation S-X under the Exchange Act as such rule does not require such calculation; the other historical financial information and data included in the Prospectus are, in all material respects, fairly presented in accordance with GAAP; and the other statistical information and data included in the Prospectus are, in all material respects, fairly presented;

                  (s) To the best knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares or suspends the sale of the Shares in any jurisdiction; no injunction, restraining order or order of any nature by any Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Shares or the use of the Prospectus in any


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                                                                               7


         jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to prevent or adversely affect the issuance of the Shares or the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and neither the Company nor any of its subsidiaries has received any requests by any securities authority in any jurisdiction for additional information to be included in the Prospectus;

                  (t) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate Federal, state or foreign regulatory agencies or bodies which are necessary or, in the reasonable judgment of the Company, desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same could not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect, and, except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any license, certificate, authorization or permit that is material to the operation of the business of the Company and its subsidiaries, taken as a whole, or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course;

                  (u) The Company and each of its subsidiaries have filed all Federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (other than those taxes (i) being contested in good faith or those taxes currently payable without penalty or interest, in each case, for which adequate reserves have been provided in accordance with GAAP or (ii) with respect to which the failure to do so could not reasonably be expected to result in a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which could reasonably be expected to have) a Material Adverse Effect;

                  (v) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Company, adequate to protect the Company, its subsidiaries and their respective businesses; none of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance;

                  (w) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others which conflict, singularly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;


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                                                                               8


                  (x) No labor disturbance by or material dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened;

                  (y) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability, which liability could reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company, each such pension plan that is intended to be qualified under
         Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification;

                  (z) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect;

                  (aa) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

                  (bb) Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries other than those provided in the agreement dated as of April 8, 1999, by and among Chamer Corporation, Fox Paine & Company, LLC and the Company, as amended;

                  (cc) None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company, its subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares;

                  (dd) There are no securities of the Company or any of its subsidiaries registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system, although exchange notes for the 9 3/8%, Senior Subordinated Notes issued by ACS and exchange debentures for the 13% Senior Discount Debentures issued by the Company are registered under the Act;

                  (ee) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Shares;

                  (ff) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

                  (gg) The Company has conducted a comprehensive systems assessment of the risk that the computer hardware and software used by the Company and its subsidiaries may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and, except as set forth in the Prospectus, has remedied such risk without material expense; and the Company believes, after due inquiry, that each third party that has a material relationship with the Company and its subsidiaries has remedied or will remedy on a timely basis the Year 2000 Problem, although the failure of any third party that has such a relationship with the Company to remedy the Year 2000 Problem on a timely basis could have a Material Adverse Effect; and

                  (hh) Except with respect to any matter that, singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any of its subsidiaries (i) has failed to comply with any law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement issued, promulgated or entered into by any governmental authority (including but not limited to the FCC and the Regulatory Commission of Alaska) relating in any way to the offering or provision of communications (collectively, "Communications Laws") or to obtain, maintain or comply with any permit, license or other approval required under any Communications Law, (ii) has become subject to any liability, contingent or otherwise (including any liability for damages, costs, fines, penalties or indemnities) directly or indirectly resulting from or based upon (w) the violation of any Communications Law, (x) the generation or use of communications, (y) exposure to communications or radio frequency emissions or (z) any contract, agreement or other consensual agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing (collectively, "Communication Liabilities"), (iii) has received notice of any claim with respect to any Communication Liability or (iv) knows of any basis for any Communication Liability.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to [1,500,000] Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November [ ], 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs

& Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Sections 7(p) hereof, will be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you, upon request, with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any action that could subject the Company to any material tax to which it would not otherwise be subject in any jurisdiction;

                  (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to (i) employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (ii) any shareholders' rights plan), without the prior written consent of Goldman, Sachs & Co.;

                  (f) To furnish to its stockholders (i) as soon as available (and in any event no later than the time within which the Company is required to file a Report on Form 10-K with the Commission in respect of such fiscal year) after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and (ii) as soon as available (and in any event no later than the time within which the Company is required to file a Report on Form 10-Q with the Commission in respect of such quarter) after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, in each case, so long as the Company is required to furnish such annual report and summary financial information under the Federal securities laws;

                  (g) During a period of five years from the effective date of the Registration

         Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders that are not publicly available without charge on the Commission's EDGAR system and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed that are not publicly available without charge on the Commission's EDGAR system and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ"); and

                  (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, except as otherwise specified in
Section 5(c) hereof; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Cravath, Swaine & Moore, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i),
         (ii), (vii), (x) and (xii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority necessary to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized equity
                  capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and nonassessable; and the Shares conform, in all material respects, to the description of the Stock contained in the Prospectus;

                           (iii) The Company has been duly qualified as a
                  foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding the Company's qualification as a foreign corporation and good standing and, in respect of matters of fact, upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                           (iv) Each subsidiary of the Company that is
                  incorporated in the State of Delaware and listed in Exhibit A attached hereto (collectively, the "Delaware Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and all of the outstanding shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, charges, encumbrances, security interests, restrictions upon voting or transfer (except for regulatory restrictions created under the Communications Act and the rules and regulations of the FCC and the Regulatory Commission of Alaska) or any other claims of any third party, except as created pursuant to the Credit Agreement (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of special counsel, certificates of government officials in the State of Delaware regarding each Delaware Subsidiary's good standing and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (v) Each of the Delaware Subsidiaries has been duly
                  qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding each Delaware Subsidiary's qualification as a foreign corporation and good standing and, in respect of matters of fact, upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                           (vi) The Company has all requisite corporate power
                  and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly taken by the Company;

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company;

                           (viii) The issue and sale of the Shares being
                  delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Delaware Subsidiaries is a party or by which the Company or any of the Delaware Subsidiaries is bound or to which any of the property or assets of the Company or any of the Delaware Subsidiaries is subject, and which, in each instance, is included as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K under the Securities Act, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of the Delaware Subsidiaries or (C) result in any violation of the provisions of any statute, rule or regulation under the laws of the State of New York, the General Corporation Law of the State of Delaware or the laws of the United States of America (other than Blue Sky or state securities laws as to which such counsel need express no opinion, and other than the anti-fraud provisions of the United States federal securities laws, as to which such counsel need express no opinion except as otherwise expressly set forth in such opinion) in effect on the date of such opinion of any governmental agency or body having jurisdiction over the Company or any of the Delaware Subsidiaries or any of their properties or assets, other than, in the case of this clause (C), any violation that could not reasonably be expected to have a Material Adverse Effect;

                           (ix) No consent, approval, authorization, order,
                  registration, filing or qualification of or with any such governmental agency or body referred to in clause (viii) above under any statute, rule or regulation referred to in clause
                  (viii) above is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated in this Agreement, except (A) the registration under the Act of the Shares and the registration under the Exchange Act of the Stock and (B) such consents, approvals, authorizations, registrations, filings or qualifications (1) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (2) which shall have been obtained or made prior to such Time of Delivery and (3) the failure to obtain which would not materially restrain, prevent or impose material burdensome conditions on the issuance of the Shares;

                           (x) The statements set forth in the Prospectus under
                  the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "U.S. Tax Consequences to Non-U.S. Holders" and under the caption "Underwriting", insofar as they purport to summarize the provisions of the laws and documents referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; and such counsel does not have actual knowledge of any current or pending legal or governmental actions, suits or proceedings which, to the knowledge of such counsel, are required to be described in the Prospectus which are not described as required;

                           (xi) Neither the Company nor any of its subsidiaries
                  is, and after giving effect to the offering and sale of the Shares, the Company will not be, an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder; and neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares, the Company will not be, an "investment company" under the Investment Company Act and the rules and regulations of the Commission thereunder (without taking account of any exemption under the Investment Company Act and the rules and regulations of the Commission thereunder arising out of the number of holders of the securities of the Company or any of its subsidiaries); and

                           (xii) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to such Time of

                  Delivery (other than the financial statements, related notes and schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel shall also state that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 7(c); they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules, and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

         In rendering such opinion, such counsel may state that they have not considered, and express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America, in each case as in effect on the date of such opinion, and, specifically, that they have not considered, and express no opinion as to, the laws of the State of Alaska or matters within the jurisdiction of the FCC or the Regulatory Commission of Alaska (formerly Alaska Public Utilities Commission) (or any other laws applicable to corporations conducting telecommunications or utility businesses, in their capacity as such, similar to those conducted by the Company or any other matters within the jurisdiction of any governmental authority charged with regulating such corporations).

                  (d) Birch, Horton, Bittner and Cherot, special Alaskan counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Each subsidiary of the Company that is
                  incorporated in the State of Alaska (the "Alaska Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alaska and all of the outstanding shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (with the exception of ACTV, in respect of which the Company owns 66 2/3% of the outstanding shares of capital stock), free and clear of all liens, charges, encumbrances, security interests, restrictions upon voting or transfer (except for regulatory restrictions created under the Communications Act and the rules and regulations of the FCC and the Regulatory Commission of Alaska) or any other claims of any third party, except as created pursuant to the Credit Agreement (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the State of Alaska regarding each Alaska Subsidiary's good standing and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                           (ii) Each of the Alaska Subsidiaries has been duly
                  qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding each Alaska Subsidiary's qualification as a foreign corporation and good standing);

                           (iii) [The Company and its subsidiaries have good and
                  marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property which are material to the business of the Company and its subsidiaries, in each case free of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (B) could not reasonably be expected to have a Material Adverse Effect, (C) arise under the Credit Agreement or (D) are otherwise described in the Prospectus];

                           (iv) The issue and sale of the Shares being delivered
                  at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Alaska Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any of the Alaska Subsidiaries is a party or by which any of the Alaska Subsidiaries is bound or to which any of the property or assets of the Alaska Subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws of any of the Alaska Subsidiaries or (C) result in any violation of the provisions of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of the Alaska Subsidiaries;

                           (v) No consent, approval, authorization, order,
                  registration, filing or qualification of or with any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the issue and sale of the Shares or the consummation of the transactions contemplated in this Agreement, except (A) the registration under the Act of the Shares and the registration under the Exchange Act of the Stock and (B) such consents, approvals, authorizations, registrations, filings or qualifications (1) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (2) which shall have been made or obtained prior to such Time of Delivery;

                           (vi) To the best knowledge of such counsel, neither
                  the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws, (B) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, other than any such default as would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect or (C) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets are subject, other than any such violation as would not, singularly or in the aggregate, be reasonably expected to have a Material Adverse Effect;

                           (vii) The execution, delivery, filing, or recording,
                  as applicable, and performance by the Company of the Underwriting Agreement does not require any further authorization, consent or approval of, or any further filing with, the Regulatory Commission of Alaska;

                           (viii) Each of the Regulatory Commission of Alaska
                  Certificates of Public Convenience and Necessity identified on a schedule to such opinion (the "State Certificates") is held by the entity as identified on such schedule as the holder thereof and is in full force and effect; none of the State Certificates is subject to any conditions (A) that would suspend the Alaska Subsidiaries' currently effective authority to provide local exchange, intrastate interexchange, or cellular telecommunications service, or that would reduce the geographic areas in which the Alaska Subsidiaries are currently authorized to provide local exchange, intrastate interexchange, and cellular telecommunications services, or that would restrict the types of telecommunications services that the Company or the Alaska Subsidiaries may provide or (B) that are not restrictions which are generally applicable to local exchange, intrastate interexchange and cellular telecommunications companies; each of the State Certificates is in effect indefinitely or for the term as set forth on such schedule and, except as may be set forth in such schedule, is renewable in the ordinary course; the conditions imposed by the Alaska Public Utilities Commission on the State Certificates in the orders approving the acquisition of the Alaska Subsidiaries by the Company are set forth on a schedule to such opinion; except as to the conditions described in such schedule, there are no conditions on the State Certificates that would restrict the Company or the Alaska Subsidiaries in any material respect in the conduct of their present operations; no appeal or petition for rehearing, reconsideration, stay or other administrative action contesting any of the State Certificates has been filed and remains pending; there is no license, permit, or authorization of the Regulatory Commission of Alaska required for the conduct by the Company or the Alaska Subsidiaries of their respective businesses that is not identified on such schedule;

                           (ix) There are no judgments, decrees, or orders
                  issued by the Regulatory Commission of Alaska relating to the operations of the Company or the Alaska Subsidiaries that (A) could reasonably be expected to result in a suspension, revocation, material impairment, termination prior to its expiration date, non-renewal or materially adverse modification of any of the State Certificates or (B) could reasonably be expected to have a material adverse effect upon, or cause material disruption to, operations pursuant to the State Certificates; there is no complaint, investigation, action or proceeding pending before the Regulatory Commission of Alaska, including any notice of violation, notice of apparent liability, notice of failure to pay regulatory fees or to file material reports, order to show cause or any similar order or notice, except for proceedings for the formulation of regulatory policy that may affect the telecommunications industry generally [and except for proceedings related to the termination of the rural exemptions held by Telephone Utilities of Alaska, Inc., Telephone Utilities of the Northland, Inc. or PTI Communications of Alaska, Inc.], (1) that could reasonably be expected to result in a suspension, revocation, material impairment, non-renewal, or adverse modification of any of the State Certificates or
                  (2) that could reasonably be expected to have a material adverse effect upon, or cause disruption to, the operations of the Company or the Alaska Subsidiaries; and

                           (x) Such counsel has no reason to believe that, as of
                  its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed which is not filed as required.

         In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction outside the United States.

                  (e) Donn T. Wonnell, Executive Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex I(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) There are no legal or governmental proceedings
                  pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, (A) other than as set forth in the Prospectus, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) question the validity of this Agreement or any action taken or to be taken pursuant hereto; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (ii) There is no license, permit or other
                  authorization of the FCC required for the lawful conduct of the businesses of the Company and its subsidiaries as presently being conducted on the date of such opinion and not included among the licenses, permits and authorizations enumerated on an attachment to such opinion;

                           (iii) Such counsel has no reason to believe that, as
                  of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         In rendering such opinion, such counsel may state that such counsel expresses no opinion as to the laws of any jurisdiction outside the State of Alaska or United States.

                  (f) Latham & Watkins, special FCC counsel to the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Except as disclosed on an attachment to such
                  opinion, each of the FCC licenses, permits and authorizations issued by the FCC listed on such attachment (the "FCC Licenses") is in full force and effect, has not been suspended, revoked, canceled or modified in any materially adverse way, is held by one of its subsidiaries of the Company, has the expiration date shown on such attachment, and authorizes, without further license, permit or other authorization of the FCC, the operation of each of the services identified on such attachment at the locations and on the channels or frequencies identified on such attachment;

                           (ii) Each subsidiary of the Company has timely filed
                  all applications for the renewal of any FCC Licenses set forth opposite the name of such subsidiary on the attachment to such opinion for which applications for renewal were required so to be filed on or before the date of such opinion;

                           (iii) The execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement do not violate the Communications Act or the rules, regulations or published policies of the FCC;

                           (iv) To the knowledge of such counsel, except as
                  disclosed in an attachment to such opinion, (A) no petition to deny, petition for revocation, complaint or informal objection is pending before the FCC against any of the FCC Licenses or the Company or any of its subsidiaries and (B) there is no outstanding decree, notice or order that has been issued by the FCC against the Company or any of its subsidiaries or with respect to the FCC Licenses, which either now, or after notice or lapse of time or both, and there is no pending or threatened litigation, proceeding, notice of violation, notice of apparent liability, order to show cause, complaint, inquiry or investigation before the FCC against the Company or any of its subsidiaries which could reasonably be expected to result in the cancelation, termination, revocation, forfeiture or material impairment of any of the FCC Licenses, or have any material adverse effect upon, or cause material disruption to, the Company, any of its subsidiaries or the ownership or operation of their respective businesses (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of officers of the Company in respect of matters of fact, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                           (v) No authorizations, consents, approvals, licenses,
                  filings or registrations with the FCC are required under the Communications Act in connection with the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement on the date of such opinion;

                           (vi) To the knowledge of such counsel, there are no
                  actions, suits or proceedings by or before the FCC pending or threatened against or involving this

                  Agreement or any of the transactions contemplated herein; and

                           (vii) The statements in the Prospectus under the
                  headings "Risk Factors--Revocation of the substantial protections from competition granted to our rural local exchange carriers under the Telecommunications Act of 1996 could result in increased competition", "Risk Factors--A reduction in the rates we charge our local telephone customers by the RCA would reduce our revenues and earnings", "Risk Factors--Revenues from access charges may be reduced or lost", "Risk Factors--A reduction in the universal service support currently received by some of our subsidiaries would reduce our revenues and earnings" and "Regulation," to the extent such statements purport to summarize applicable provisions of the Communications Act and the written rules, regulations and published policies of the FCC promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus; and, to the best knowledge of such counsel, there are no current or pending proceedings before the FCC which are not described in the Prospectus and which, to the best knowledge of such counsel are required to be described in the Prospectus.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any state or jurisdiction outside the United States.

                  (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto, and such letter shall also constitute the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery);

                  (h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP, Shreveport, Louisiana, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(b) hereto, and such letter shall also constitute the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery);

                  (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP, Anchorage, Alaska, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(c) hereto, and such letter shall also constitute the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery);

                  (j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of ACS included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the date as of which information is given in the Prospectus, there shall not have been any change in the capital stock (as such term is defined under GAAP) or long-term debt (as such term is defined under GAAP) of the Company or any of its subsidiaries, other than an increase in the capital stock of the Company of $240,000 at November 15, 1999 as compared to September 30, 1999, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (m) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                  (n) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., FPC Investors, L.P., ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment Fund IV, LLC, ALEC Coinvestment Fund V, LLC, ALEC Coinvestment Fund VI, LLC, Cook Inlet Region, Inc., Carl H. Marrs, John R. Ayers,

         Wesley E. Carson, Michael E. Holmstrom, Charles E. Robinson and Donn T. Wonnell, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

                  (o) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section 7 and as to such other matters as you may reasonably request, including, without limitation, as to the absence of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which is required to be filed as an exhibit to the Registration Statement that is not filed as required; and

                  (q) Prior to the First Time of Delivery, the Company shall have furnished or caused to be furnished to you an executed copy of any amendment to the Credit Agreement and any such amendment shall have become effective.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its PRO RATA share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives of the Underwriters.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York

10019, Attention: Mitchell S. Presser, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                      Very truly yours,

                                      Alaska Communications Systems Group, Inc.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
CIBC World Markets Corp.
Deutsche Bank Securities Inc.
Hambrecht & Quist LLC

By:
   -----------------------------------
           (Goldman, Sachs & Co.)

         On behalf of each of the Underwriters